Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney New Jersey Municipals Fund Inc.:

We consent to the use of our report dated May 15, 1998 for the Smith Barney New Jersey Municipals Fund
Inc., incorporated herein by reference and to the references to our Firm under the headings "Financial
Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional
Information.




	KPMG
Peat Marwick LLP


New York, New York
July 25, 1998